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NYMEX to List Energy Futures Contracts
on CME Globex® Platform Through 2016

Establishes Robust Electronic Trading Complement
to NYMEX’s Open Outcry Platform; CME Globex First Electronic Derivatives Trading Platform With
Global Access to All Major Asset Classes

NEW YORK and CHICAGO, April 6, 2006 — NYMEX Holdings, Inc., parent company of the preeminent physical futures exchange, and CME, the world’s largest and most diverse financial exchange, announced today that they have signed a definitive technology services agreement under which CME will become the exclusive electronic trading services provider for NYMEX’s energy futures and options contracts. Access to electronic trading of NYMEX products will be available virtually 24 hours a day on the CME Globex® electronic trading platform.

Initial trading of NYMEX energy products on CME Globex, currently scheduled to begin in the second quarter of 2006, is expected to include side-by-side trading of NYMEX standard-sized and NYMEX miNY™ energy futures contracts for crude oil, natural gas, heating oil and gasoline with NYMEX’s floor-based products during open outcry trading hours and when the NYMEX trading floor is closed. In the third quarter, all products trading on NYMEX ACCESS®, the exchange’s after hours electronic trading platform, are expected to transition to CME Globex. Also under the terms of the agreement, CME Globex will be the exclusive electronic trading platform for metals products currently listed on the COMEX Division, with an anticipated third quarter launch.

All NYMEX contracts traded on CME Globex will be cleared by the NYMEX clearinghouse. In addition to NYMEX liquidity providers, a specified number of CME market makers will be designated by CME to build electronic liquidity at NYMEX member rates. Additional terms of the agreement were not disclosed.

“Outsourcing the electronic trading of our energy futures contracts to CME will ensure that we continue to meet the needs of our customers while providing additional liquidity to our open outcry trading platform,” said Mitchell Steinhause, Chairman of NYMEX. “We have had a successful relationship with CME over the years, and we are pleased that we will be able to continue to work together to provide the most efficient and accessible energy futures exchange in the world.”

“CME is committed to bringing opportunities in energy trading to our customers around the globe,” said CME Chairman Terry Duffy. “Our longstanding relationship with our colleagues at NYMEX and our previous experience in listing their contracts on our platform create a strong foundation for this agreement, which will greatly benefit market participants seeking access to the most liquid energy derivatives in the marketplace. By increasing global distribution of NYMEX products via CME Globex, the world’s leading derivatives trading platform, we will deliver added value to our customers and shareholders.”

“This agreement establishes the most robust and liquid energy trading model in the world,” said James E. Newsome, President and Chief Executive Officer of NYMEX. “Listing our energy contracts on the CME Globex platform enables us to dramatically increase our distribution much more quickly than we could have by building our own capability. This agreement will complement and enhance our open outcry trading, expand the accessibility of our benchmark energy contracts to investors worldwide and allow us to build on the record electronic trading volumes we have been experiencing.”

“Providing third-party technology services is a key element of CME’s long-term growth strategy,” said CME Chief Executive Officer Craig Donohue.  “This service agreement will leverage CME’s proven electronic trading platform and global distribution network to expand access to NYMEX, the largest and most liquid energy market in the world. The addition of energy contracts on CME Globex further diversifies our product offerings, creating the first electronic platform offering global access to every major asset class — interest rate, stock index, foreign exchange, agricultural and now energy.”

From June 2002 through November 2005, NYMEX miNYTM crude oil and natural gas futures contracts were available on CME Globex as part of a previous service agreement between the two exchanges. Floor trading of NYMEX’s energy contracts has increased 28.3% since 2003. Electronic trading on NYMEX ClearPort® and NYMEX ACCESS® averaged 330,280 contracts per day during the first quarter of 2006, an increase of 128% over the same period in 2005.

NYMEX Holdings, Inc. (NYMEX) is the parent company of the New York Mercantile Exchange, the preeminent physical futures exchange, offering futures and options trading in energy and metals contracts and clearing services for off–exchange energy transactions. Through a combination of open outcry floor trading and the NYMEX ACCESS® and NYMEX ClearPort® electronic trading platforms, a wide range of crude oil, petroleum product, natural gas, coal, electricity, gold, silver, copper, aluminum, and platinum group metals markets are available virtually 24 hours each day. More information about NYMEX is available on its Web site at www.nymex.com.

Chicago Mercantile Exchange Inc. (www.cme.com) is the world’s largest and most diverse financial exchange.  As an international marketplace, CME brings together buyers and sellers on CME Globex electronic trading platform and on its trading floors.  CME offers futures and options on futures primarily in four product areas:  interest rates, stock indexes, foreign exchange and commodities.  The exchange moved about $1.4 billion per day in settlement payments in 2005 and managed $45.8 billion in collateral deposits at December 30, 2005, including $3.2 billion in deposits for non-CME products.  CME is a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME), which is part of the Russell 1000® Index.

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NYMEX Forward-Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. The Company assumes no obligation to update or supplement our forward-looking statements.

CME Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which can be obtained at its Web site at www.sec.gov.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Chicago Mercantile Exchange, CME, the globe logo and CME Globex are registered trademarks of Chicago Mercantile Exchange Inc.  E-mini is a trademark of CME.  S&P and S&P 500 and other trade names, service marks, trademarks and registered trademarks that are not proprietary to Chicago Mercantile Exchange Inc. are the property of their respective owners, and are used herein under license.  Further information about CME and its products is available on the CME Web site at www.cme.com.

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